Exhibit 99.1
Kiora Pharmaceuticals Announces Private Placement of up to Approximately $45 Million

$15 million in upfront financing with the potential to receive up to an additional approximately $30 million in potential warrant exercise proceeds for an aggregate of up to approximately $45 million in total gross proceeds

ENCINITAS, Calif., Jan. 31, 2024 /Newsfile Corp./ -- Kiora Pharmaceuticals, Inc. (“Kiora” or the “Company”) (Nasdaq: KPRX), a clinical-stage biopharmaceutical company focused on developing therapeutics to improve sight in patients with severe vision loss due to inherited or age-related orphan retinal diseases, today announced that it has entered into a securities purchase agreement with healthcare focused institutional investor(s) to raise up to approximately $45 million in gross proceeds, including initial upfront funding of $15 million and up to an additional approximately $30 million upon exercise of accompanying warrants at the election of the investors.

The financing includes participation from new healthcare-dedicated investors, including ADAR1 Capital Management, Nantahala Capital Management, Rosalind Advisors, Stonepine Capital Management, and Velan Capital, among others.

“This financing, combined with our agreement with Théa Open Innovation, demonstrates the confidence in our team and development pipeline from healthcare-focused institutional investors and corporate partners,” said Brian M. Strem, Ph.D., President and Chief Executive Officer. “The significantly strengthened balance provides us with flexibility to fully-fund KIO-104 for the treatment of non-infectious uveitis and potentially other rare inflammatory indications in the back of the eye."

Maxim Group LLC is acting the sole placement agent for the private placement.

Pursuant to terms of the securities purchase agreement, Kiora will issue an aggregate of 27,154,237 shares of its common stock (or pre-funded warrants in lieu thereof) and accompanying warrants to purchase up to an aggregate of 49,374,590 shares of its common stock at a combined purchase price of $0.5524 per share and accompanying warrants, in accordance with the "Minimum Price" requirement as defined in the Nasdaq rules. The exercise of the accompanying warrants (excluding the pre-funded warrants) are subject to shareholder approval and will consist of two tranches:

•Tranche A warrants to purchase up to 24,687,295 shares of common stock at an exercise price of $0.6076 per share for an aggregate of up to approximately $15 million and will expire at the earlier of (i) 30 days following the announcement of full data (expected in Q2 2025) from the Company’s Phase 2 clinical trial (ABACUS-2) of KIO-301 in patients with retinitis pigmentosa and the daily VWAP of the Company’s common stock equaling or exceeding $1.1048 per share for 30 consecutive trading days following the announcement and (ii) five years from the date of shareholder approval of the warrants.

•Tranche B warrants to purchase up to 24,687,295 shares of common stock at an exercise price of $0.6076 per share for an aggregate of up to approximately $15 million and will expire at the earlier of (i) 30 days following the announcement of topline data (expected in 2026) from the planned Phase 2 trial of KIO-104 in posterior non-infectious uveitis and the daily VWAP of the Company’s common stock equaling or exceeding $1.3810 per share for 30 consecutive trading days following the announcement and (ii) five years from the date of shareholder approval of the warrants.

•(ii) five years from the date of shareholder approval of the warrants.

Exhibit 99.1
In lieu of shares of common stock, certain investors are purchasing pre-funded warrants at a combined purchase price of $0.5523 per pre-funded warrant and accompanying warrants, which equals the purchase price per share of common stock and accompanying warrant, less the $0.0001 per share exercise price of each pre-funded warrant. The private placement is expected to close on or about February 5, 2024 subject to satisfaction of customary closing conditions.
Kiora intends to use the upfront net proceeds from the private placement to fund the Company's general business operations and ongoing activities related to expediting the development of KIO-104 for posterior non-infectious uveitis and other potential orphan inflammatory diseases. The aggregate net proceeds (assuming exercise of all accompanying warrants) are expected to be sufficient to fund subsequent, potentially pivotal, clinical trials and other work in the Company’s ophthalmic programs.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering, and the securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock purchased in the private placement and shares of common stock underlying the warrants.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Kiora Pharmaceuticals
Kiora Pharmaceuticals is a clinical-stage biotechnology company developing and commercializing products for the treatment of orphan retinal diseases. KIO-301 is being developed for the treatment of retinitis pigmentosa, choroideremia, and Stargardt disease. It is a molecular photoswitch that has the potential to restore vision in patients with inherited and/or age-related retinal degeneration. KIO-104 is being developed for the treatment of posterior non-infectious uveitis. It is a next-generation, non-steroidal, immuno-modulatory, and small-molecule inhibitor of dihydroorotate dehydrogenase. In addition to news releases and SEC filings, we expect to post information on our website, www.kiorapharma.com, and social media accounts that could be relevant to investors. We encourage investors to follow us on Twitter and LinkedIn as well as to visit our website and/or subscribe to email alerts.

Forward-Looking Statements
Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to, among other things, Kiora’s ability to close the private placement and the timing thereof, any proceeds that may be received upon warrant exercises, the anticipated use of the net proceeds of the offering, the expected use of proceeds and the sufficiency of the proceeds from the private placement to fund specific programs, the development and commercialization efforts and other regulatory or marketing approval efforts pertaining to Kiora's development-stage products, including KIO-101, KIO-201 and KIO-301, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, the ability to satisfy the closing conditions related to the offering ,the ability to conduct clinical trials on a timely basis, market and other conditions and certain risk factors described under the heading "Risk Factors" contained in Kiora's Annual Report on Form 10-K filed with the SEC on March 23, 2023 or described in Kiora's other public filings. Kiora's results may also be affected by factors of which Kiora is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Kiora expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its

Exhibit 99.1
expectations with regard thereto or any changes in the events, conditions, or circumstances on which any such statement is based, except as required by law.
Contact Information: Investors@kiorapharma.com